EXHIBIT 99.1



  Interleukin Genetics Expands Research Collaboration with Alticor

    WALTHAM, Mass.--(BUSINESS WIRE)--March 30, 2007--Interleukin Genetics, Inc. (AMEX: ILI) reported today that it has entered into a new research agreement with Access Business Group International LLC
(ABG), a subsidiary of Alticor Inc. The research agreement encompasses the development of genetic tests to guide consumers' selection of appropriate skin care products; the further development of tests for weight management and the risk of osteoporosis, as well as the development of other tests. Under the terms of the agreement, Interleukin is eligible to receive up to $2.3 million in additional research funding during 2007.

    "Interleukin shares Alticor's vision of helping people live better lives. We are pleased to increase the scope of our collaboration with Alticor for the research and development of these personalized wellness products in the effort to realize our shared vision," said Tim Richerson, Chief Executive Officer of Interleukin Genetics.

    Previous research agreements between Interleukin Genetics and Alticor led to the commercial launch in March 2006 of three products--a proprietary genetic test for risk of early heart disease, a novel and proprietary nutritional supplement beneficial for those who test positive for that genetic risk factor, and a general nutrition test panel.

    About Interleukin Genetics

    Interleukin Genetics, Inc. is focused on developing, acquiring, and commercializing personalized health products that can help individuals improve and maintain their health through preventive measures. It uses functional genomics to help in the development of risk assessment tests based on the genetic variations in people. The Company also develops and markets nutritional and OTCeutical(R) products. Interleukin has commercialized genetic tests for periodontal disease risk assessment, cardiovascular risk assessment, and general nutrition assessment. In addition, through its Alan James Group subsidiary which it acquired in August 2006, Interleukin sells its nutritional product brands, including Ginkoba(R), Ginsana(R), and Venastat(R) through the nation's largest food, drug and mass retailers. The Company's current development programs focus on osteoporosis and weight management genetic risk assessment tests, as well as its new proprietary OTCeuticals for distribution through Alan James Group. The Company expects that these programs will also lead to the personalized selection of nutritional products, and provide consumers and healthcare professionals with better preventive product alternatives. For more information about Interleukin and its ongoing programs, please visit http://www.ilgenetics.com.

    Certain statements contained herein are "forward-looking" statements including statements regarding our ability to develop diagnostic, personalized nutritional and therapeutic products to prevent or treat diseases of inflammation and other genetic variations, our ability to screen nutritional compounds for their effects on inflammatory responses and other genetic variations, given specific genetic patterns, our ability to make progress in advancing our core technologies, and our expectations regarding fiscal year 2006 revenues and gross profit margins of our nutritional supplement products. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the risk of market acceptance of our products, the risk of technology and product obsolescence, delays in product development, the performance of our commercial partners, the availability of adequate capital, the actions of our competitors and other competitive risks, our ability to integrate acquired businesses, our ability to maintain relationships with our important customers, and those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission, our quarterly reports on Form 10-Q and other filings made by us with the Securities and Exchange Commission. We disclaim any obligation or intention to update these forward-looking statements.

    CONTACT: For Interleukin Genetics:
             Paul Voegelin, 781-398-0700